CONSENT MEMORANDUM TO: DENTSPLY Sirona Inc. Lender Group RE: Consent re: Quarterly Financial Statements Extension DATE: August 11, 2022 Reference is hereby made to that certain Credit Agreement dated as of July 27, 2018 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among DENTSPLY Sirona Inc. (the “Company”), the Subsidiary Borrowers from time to time party thereto, the lenders parties thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. The Company has informed the Administrative Agent and the Lenders of its need for an extension in order to provide the quarterly financial statements and other related deliverables required to be delivered pursuant to Section 5.09(a) and Section 5.09(c) of the Credit Agreement for the Fiscal Quarter ending June 30, 2022 as currently required by such Sections of the Credit Agreement (the “Q2 Quarterly Financials”). The Company has requested that the Administrative Agent and the Required Lenders consent to and agree (the “Consent”) that the Company may provide the Q2 Quarterly Financials on or prior to September 30, 2022 (the “Extended Delivery Date”). Notwithstanding anything contained in the Credit Agreement and the other Loan Documents, the Administrative Agent and the Lenders (a) hereby grant the Consent by the execution of this Consent Memorandum by the Administrative Agent and the Required Lenders and (b) hereby agree that, no Default or Event of Default shall have occurred and be continuing under the Credit Agreement solely and directly due to the delivery of the Q2 Quarterly Financials after August 14, 2022 but on or prior to the Extended Delivery Date (including, for the avoidance of doubt, for purposes of any condition to Borrowing or other action permitted or required to be taken under the Credit Agreement by the Company, the Administrative Agent or the Lenders but excluding any cross-default under Section 7.01(d) of the Credit Agreement); provided, however that a failure by the Company to deliver the Q2 Financials on or prior to the Extended Delivery Date shall constitute an immediate Event of Default. Please indicate your Consent, as soon as possible but in no event later than 3:00 p.m. (New York City time) on August 11, 2022, by executing one (1) counterpart of your attached signature page to this Consent Memorandum and, upon execution, return one copy by e-mail to the attention of Andrea Keller at Latham & Watkins LLP, counsel to the Administrative Agent (e-mail: andrea.keller@lw.com) and return one (1) original to Heather Poitras at Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611. Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. This Consent Memorandum will be effective upon receipt of executed signature pages via e-mail from the Company, the Administrative Agent and the Required Lenders pursuant to Section 9.02 of the Credit Agreement. Each reference in the Credit Agreement to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” and words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Credit Agreement after giving effect to this Consent Memorandum; and this Consent Memorandum and the Credit Agreement shall be read together and construed as a single instrument. This Consent Memorandum is a Loan Document. Except as expressly set forth herein, (i) all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed and (ii) the execution, delivery and effectiveness of this Consent Memorandum shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Consent Memorandum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent Memorandum by email or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Consent Memorandum. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Consent Memorandum shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. This Consent Memorandum shall be governed by and construed in accordance with the laws of the State of New York. [Signature Pages Follow]

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent By: /s/ James Kyle O’Donnell ___________________ Name: James Kyle O’Donnell Title: Vice President

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. CITIBANK, N.A., as a Lender By: /s/ Richard Rivera___________________________ Name: Richard Rivera Title: Vice President

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. COMMERZBANK AG, NEW YORK BRANCH, as a Lender By:_/s/ Michael Ravelo_________________________ Name: Michael Ravelo Title: Managing Director By:_/s/ Robert Sullivan_________________________ Name: Robert Sullivan Title: Vice President

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. MUFG BANK, LTD., as a Lender By:_/s/ Reema Sharma______________________ Name: Reema Sharma Title: Director

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By:_/s/ Darin Mullis____________________________ Name: Darin Mullis Title: Managing Director

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender By:_/s/ Christine MacInnes______________________ Name: Christine MacInnes Title: Director By:_/s/ Laura Shelmerdine_______________________ Name: Laura Shelmerdine Title: Director

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. TD BANK N.A., as a Lender By:_/s/ Bernadette Collins_________________________ Name: Bernadette Collins Title: Senior Vice President

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. PNC BANK, NATIONAL ASSOCIATION, as a Lender By:_/s/ Domenic D’Ginto_________________________ Name: Domenic D’Ginto Title: Managing Director

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. U.S. BANK NATIONAL ASSOCIATION, as a Lender By:_/s/ Maria Massimino________________________ Name: Maria Massimino Title: Senior Vice President

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. GOLDMAN SACHS BANK USA, as a Lender By:_/s/ Keshia Leday__________________________ Name: Keshia Leday Title: Authorized Signatory

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. BANK OF AMERICA, N.A., as a Lender By:_/s/ Darren Merten_________________________ Name: Darren Merten Title: Authorized Signatory

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. TRUIST BANK, as a Lender By:_/s/ Ben Cumming__________________________ Name: Ben Cumming Title: Managing Director

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. SKANDINAVISKA ENSKILDA BANKEN AB (publ), as a Lender By:_/s/ Andrew Moore ______________________ Name: Andrew Moore Title: Authorised signatory By:_/s/ Alison Butt____________________________ Name: Alison Butt Title: Authorised Signatory

Signature Page to Consent Memorandum DENSTPLY Sirona Inc. Acknowledged and Agreed: DENTSPLY SIRONA INC., as the Company By:_/s/ Dan Workinger ___________________ Name: Dan Workinger Title: Vice President, Treasurer